EXHIBIT 21

Subsidiaries of Morgan Stanley*

As of December 31, 2017

*	Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of certain other subsidiaries of Morgan Stanley are omitted because, considered in the aggregate as a single subsidiary, they would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Company	Jurisdiction of Incorporation or Formation

Morgan Stanley	Delaware
Morgan Stanley Capital Group Inc.	Delaware
Morgan Stanley International Incorporated	Delaware
Morgan Stanley International Finance S. A.	Luxembourg
Morgan Stanley Senior Funding, Inc.	Delaware
Morgan Stanley Fixed Income Ventures Inc.	Delaware
Morgan Stanley Strategic Investments, Inc.	Delaware
Morgan Stanley Capital Management, LLC	Delaware
Morgan Stanley Investment Management Inc.	Delaware
Morgan Stanley Domestic Holdings, Inc.	Delaware
Morgan Stanley Services Holdings LLC	Delaware
Morgan Stanley Services Group Inc.	Delaware
MS Financing LLC	Delaware
Morgan Stanley Smith Barney FA Notes Holdings LLC	Delaware
Morgan Stanley Smith Barney LLC	Delaware
Morgan Stanley Smith Barney Financing LLC	Delaware
Morgan Stanley & Co. LLC	Delaware
Prime Dealer Services Corp.	Delaware
Morgan Stanley Capital Services LLC	Delaware
Morgan Stanley Delta Holdings LLC	New York
Morgan Stanley Bank, N.A.	Federal Charter
Morgan Stanley Private Bank, National Association	Federal Charter
Morgan Stanley International Holdings Inc.	Delaware
Morgan Stanley Asia Holdings Limited	Cayman Islands
Morgan Stanley (Hong Kong) Holdings Limited	Hong Kong
Morgan Stanley Hong Kong 1238 Limited	Hong Kong
Morgan Stanley Hong Kong Limited	Hong Kong
Morgan Stanley Asia International Limited	Hong Kong
MSJL Holdings Limited	Cayman Islands
Morgan Stanley Japan Holdings Co., Ltd.	Japan
Morgan Stanley MUFG Securities Co., Ltd.	Japan
Morgan Stanley International Limited	United Kingdom
Morgan Stanley UK Limited	United Kingdom
Morgan Stanley Investments (UK)	United Kingdom
Morgan Stanley Bank International Limited	United Kingdom
Morgan Stanley Investment Management Limited	United Kingdom
Morgan Stanley & Co. International plc	United Kingdom
Morgan Stanley France Holdings I S.A.S.	France
Morgan Stanley France S.A.	France
Morgan Stanley Mauritius Company Limited	Mauritius
MSL Incorporated	Delaware
Morgan Stanley Uruguay Ltda.	Uruguay
MSDW Offshore Equity Services Inc.	Delaware
MS Equity Finance Services I (Cayman) Ltd.	Cayman Islands